EXHIBIT 10.5

2016 EXECUTIVE PERFORMANCE SHARE AWARD AGREEMENT

PFSWEB, INC. 2005 EMPLOYEE STOCK AND INCENTIVE PLAN

THIS PERFORMANCE SHARE AWARD AGREEMENT (“Agreement”) is made and entered into as of the 31st day of March, 2016 (the “Grant Date”) by and between                      (the “Employee”) and PFSweb, Inc., a Delaware corporation (the “Company”), and is issued under and pursuant to the PFSweb, Inc., 2005 Employee Stock and Incentive Plan, as the same may be amended from time to time (the “Plan;” terms defined in the Plan having the same meaning when used herein, except as otherwise defined herein).

NOW, THEREFORE, intending to be legally bound, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, the Company and the Employee hereby agree as follows:

1. Definitions. The following terms (not otherwise defined herein), when used in this Agreement, shall have the following meanings, unless the context clearly requires otherwise (such definitions to be equally applicable to both the singular and plural of the defined terms).

“Adjusted EBITDA” shall mean the amount determined by the Committee as the Company’s “Adjusted EBITDA” for Fiscal Year 2016.

“Annual Closing Price” shall mean, for any Fiscal Year or Performance Period, the product obtained by multiplying (i) the quotient obtained by dividing the Average Closing Price by the Opening Price, by (ii) 100.

“Annual Index Targets” shall mean the First Annual Index target, the Second Annual Index target, the Third Annual Index Target and the Fourth Annual Index Target.

“Average Closing Price” shall mean, for any Fiscal Year or Performance Period, the simple arithmetic average of the daily volume-weighted average price (“VWAP”) for the Stock on NASDAQ during the 20 consecutive trading days ending on and including the last day of the Fiscal Year or Performance Period.

“Average Index Closing Price” shall mean, for any Fiscal Year or Performance Period, the simple arithmetic average of the closing index values of the Index as reported by Bloomberg or other similar reporting service during the 20 consecutive trading days ending on and including the last day of the Fiscal Year or Performance Period.

“Base Bonus” shall mean the Performance Shares payable to the Employee in respect of Fiscal Year 2016 upon the achievement of the Base Bonus Target as set forth in the individual Award Certificate issued by the Committee to the Employee.

“Base Bonus Target” shall mean Adjusted EBITDA for Fiscal Year 2016 equaling or exceeding the amounts so designated as set forth in the individual Award Certificate issued by the Committee to the Employee.

“Cumulative Index Targets,” shall mean the First Cumulative Index Target, the Second Cumulative Index Target, the Third Cumulative Index Target and the Fourth Cumulative Index Target as set forth below, which shall be deemed achieved for the Performance Periods set forth below if (i) for the First Cumulative Index Target, the Annual Closing Price equals or exceeds the Index Closing Price within the corresponding ranges set forth below, and (ii) for Cumulative Index Targets other than the First Cumulative Index Target, the Annual Closing Price exceeds the Index Closing Price within the corresponding ranges set forth below.

Cumulative Index Target	First Performance Period	Second Performance Period	Third Performance Period	Fourth Performance Period
First Cumulative Index Target	0.00 – 1.874	0.00 – 4.374	0.00 – 6.874	0.00 – 9.374
Second Cumulative Index Target	1.875 – 3.74	4.375 – 8.74	6.875 – 13.74	9.375 – 18.74
Third Cumulative Index Target	3.75 – 5.624	8.75 – 13.124	13.75 – 20.624	18.75 – 28.124
Fourth Cumulative Index Target	5.625 or more	13.125 or more	20.625 or more	28.125 or more

“ERISA” shall mean the Employee Retirement Income Security Act of 1986, as amended.

“First Annual Index Target” shall mean, for Fiscal Year 2016, the Annual Closing Price equals the Index Closing Price or exceeds the Index Closing Price by up to, but not including 1.875, and for any other Fiscal Year, the Annual Closing Price equals or exceeds the Index Closing Price by up to, but not including, 2.50.

“First Performance Period” shall mean the 2016 Fiscal Year.

“Fiscal Year” shall mean the 12-consecutive-month period beginning on January 1 and ending on December 31, so that, by way of example, Fiscal Year 2016 shall mean the 12-consecutive-month period beginning on January 1, 2016 and ending on December 31, 2016.

“Fiscal Year Date” shall mean December 31, 2016.

“Fourth Annual Index Target” shall mean, for Fiscal Year 2016, the Annual Closing Price exceeds the Index Closing Price by 5.625 or more, and for any other fiscal Year, the Annual Closing Price exceeds the Index Closing Price by 7.5 or more.

“Fourth Performance Period” shall mean the period beginning on January 1, 2016 and ending on December 31, 2019.

“Index” shall mean the Russell Microcap Index, as issued by Russell Investments, Inc., or, if such Index is no longer published or the Committee determines that such Index no longer appropriately represents the Company’s peer group (as measured by market capitalization), such other index as the Committee shall determine in its sole discretion.

“Index Closing Price” shall mean, for any Fiscal Year or Performance Period, the product obtained by multiplying (i) the quotient obtained by dividing the Average Index Closing Price by the Opening Index Price, by (ii) 100.

“Opening Price” shall mean (i) Thirteen Dollars and Twenty Cents ($13.20) for purposes of determining the Annual Index Targets for Fiscal Year 2016 and the Cumulative Index Targets and (ii) for purposes of determining the Annual Index Targets for any Fiscal Year other than Fiscal Year 2016, the Average Closing Price for the immediately preceding Fiscal Year.

“Opening Index Price” shall mean (i) $422.90 for purposes of determining the Annual Index Targets for Fiscal Year 2016 and the Cumulative Index Targets and (ii) for purposes of determining the Annual Index Targets for any Fiscal Year other than Fiscal Year 2016, the Average Index Closing Price for the immediately preceding Fiscal Year.

“Performance Period” shall mean the First Performance Period, the Second Performance Period, the Third Performance Period or the Fourth Performance Period, as applicable.

“Second Annual Index Target” shall mean, for Fiscal Year 2016, the Annual Closing Price exceeds the Index Closing Price by 1.875 or more up to, but not including 3.75, and for any other Fiscal Year, the Annual Closing Price exceeds the Index Closing Price by 2.5 or more, up to, but not including, 5.0.

“Second Performance Period” shall mean the period beginning on January 1, 2016 and ending on December 31, 2017.

“Stretch Bonus” shall mean the Performance Shares payable to the Employee in respect of Fiscal Year 2016 upon the achievement of the Stretch Bonus Target as set forth in the individual Award Certificate issued by the Committee to the Employee.

“Stretch Bonus Target” shall mean Adjusted EBITDA for Fiscal Year 2016 equaling or exceeding the amounts so designated as set forth in the individual Award Certificate issued by the Committee to the Employee.

“Target Bonus” shall mean the Performance Shares payable to the Employee upon the achievement of the Target Bonus Target as set forth in the individual Award Certificate issued by the Committee to the Employee.

“Target Bonus Target” shall mean Adjusted EBITDA for Fiscal Year 2016 equaling or exceeding the amounts so designated as set forth in the individual Award Certificate issued by the Committee to the Employee.

“Third Annual Index Target” shall mean, for Fiscal Year 2016, the Annual Closing Price exceeds the Index Closing Price by 3.75 or more up to, but not including 5.625, and for any other Fiscal Year, the Annual Closing Price exceeds the Index Closing Price by 5.0 or more, up to, but not including, 7.5.

“Third Performance Period” shall mean the period beginning on January 1, 2016 and ending on December 31, 2018.

2. Performance Shares. The number of Performance Shares payable to the Employee hereunder shall be determined as follows:

(a) Base Bonus. If the Base Bonus Target, but neither the Target Bonus Target nor the Stretch Bonus Target, is achieved, the number of Performance Shares payable to the Employee hereunder shall be the Base Bonus. If the Base Bonus Target is not achieved, the Employee shall not be entitled to payment of any Performance Shares under this Agreement.

(b) Target Bonus. If the Target Bonus Target, but not the Stretch Bonus Target, is achieved, the number of Performance Shares payable to the Employee hereunder shall be the Target Bonus.

(c) Stretch Bonus. If the Stretch Bonus Target is achieved, the number of Performance Shares payable to the Employee hereunder shall be the Stretch Bonus.

3. Determination of Target Achievement. The Committee, in its sole and absolute discretion, shall determine when, whether, and if so, the extent to which, the Base Bonus Target, Target Bonus Target or Stretch Bonus Target, as applicable, has been achieved. Such determination, which shall be final and binding on all parties, shall be certified in writing as soon as administratively practicable in Fiscal Year 2017.

4. Vesting of Performance Shares; Forfeiture. Each Performance Share represents an unfunded, unsecured promise by the Company to provide the Employee with the Performance Shares set forth herein, subject to the satisfaction of the vesting and other terms and conditions set forth herein. The Employee shall have no vested right in the Performance Shares unless the Committee certifies to the Board that the Base Bonus Target, Target Bonus Target or Stretch Bonus Target, as applicable, has been achieved. Such achievement, as evidenced by such certification by the Committee, shall be construed by all parties as a condition related to the purpose of the compensation for purposes of Section 409A of the Code. Provided that such certification is made, the Performance Shares shall vest and be issued and payable as follows:

4.1 Employment Vesting. A number of Performance Shares equal to one-half (1/2) of the number of Performance Shares payable hereunder shall vest in four (4) equal installments (each, an “Employment Vesting Installment”), commencing on January 1, 2017 and on each January 1 thereafter, so that the Employment Vesting Installment for Fiscal Year 2016 shall vest on January 1, 2017, the Employment Vesting Installment for Fiscal Year 2017 shall vest on January 1, 2018, the Employment Vesting Installment for Fiscal Year 2018 shall vest on January 1, 2019, and the Employment Vesting Installment for Fiscal Year 2019 shall vest on January 1, 2020; provided that, for each such Employment Vesting Installment, as applicable, the Employee is employed by the Company as of the last day of the Fiscal Year, as applicable, for the corresponding Employment Vesting Installment for such Fiscal Year.

4.2 Annual Index Vesting. A number of Performance Shares equal to one-fourth (1/4) of the Performance Shares payable hereunder shall vest in four (4) equal installments (each, an “Annual Index Vesting Installment”), commencing on January 1, 2017 and on each of January 1 thereafter, so that the Annual Index Vesting Installment for Fiscal Year 2016 shall vest on January 1, 2017, the Annual Index Vesting Installment for Fiscal Year 2017 shall vest on January 1, 2018, the Annual Index Vesting Installment for Fiscal Year 2018 shall vest on January 1, 2019, and the Annual Index Vesting Installment for Fiscal Year 2019 shall vest on January 1, 2020; provided that, for each such Annual Index Vesting Installment, as applicable:

(a) the Employee is employed by the Company as of the last day of the Fiscal Year, as applicable, for the corresponding Annual Index Vesting Installment for such Fiscal Year; and

(b) for each applicable Fiscal Year: (i) the First Annual Index Target is achieved, in which event the corresponding Annual Index Vesting Installment shall vest as to twenty-five percent (25%) of the Performance Shares subject thereto and the remaining seventy five percent (75%) of such Annual Index Vesting Installment shall be forfeited; (ii) the Second Annual Index Target is achieved, in which event the corresponding Annual Index Vesting Installment shall vest as to fifty percent (50%) of the Performance Shares subject thereto and the remaining fifty percent (50%) of such Annual Index Vesting Installment shall be forfeited; (iii) the Third Annual Index Target is achieved, in which event the corresponding Annual Index Vesting Installment shall vest as to seventy-five percent (75%) of the Performance Shares subject thereto and the remaining twenty-five percent (25%) of such Annual Index Vesting Installment shall be forfeited; or (iv) the Fourth Annual Index Target is achieved, in which event the corresponding Annual Index Vesting Installment shall vest as to one hundred percent (100%) of the Performance Shares subject thereto.

The Annual Index Vesting Installment for any Fiscal Year shall not vest and shall be forfeited if none of the Annual Index Targets is achieved for such Fiscal Year.

4.3 Cumulative Index Vesting. A number of Performance Shares equal to one-fourth (1/4) of the Performance Shares payable hereunder shall vest in four (4) equal installments (each, a “Cumulative Index Vesting Installment”), commencing on January 1, 2017 and on each January 1 thereafter, so that the Cumulative Index Vesting Installment for Fiscal Year 2016 shall vest on January 1, 2017, the Cumulative Index Vesting Installment for Fiscal Year 2017 shall vest on January 1, 2018, the Cumulative Index Vesting Installment for Fiscal Year 2018 shall vest on January 1, 2019, and the Cumulative Index Vesting Installment for Fiscal Year 2019 shall vest on January 1, 2020; provided that, for each such Cumulative Index Vesting Installment, as applicable:

(a) the Employee is employed by the Company as of the last day of the Fiscal Year, as applicable, for the corresponding Cumulative Index Vesting Installment for such Fiscal Year; and

(b) for each Fiscal Year whose last day corresponds to the last day of a Performance Period, as to the Cumulative Index Target Vesting Installment for such Fiscal Year: (i) the First Cumulative Index Target is achieved, in which event the corresponding Cumulative Index Vesting Installment shall vest as to twenty-five percent (25%) of the Performance Shares subject thereto and the remaining seventy five percent (75%) of such Cumulative Index Vesting Installment shall be forfeited; (ii) the Second Cumulative Index Target is achieved, in which event the corresponding Cumulative Index Vesting Installment shall vest as to fifty percent (50%) of the Performance Shares subject thereto and the remaining fifty percent (50%) of such Cumulative Index Vesting Installment shall be forfeited; (iii) the Third Cumulative Index Target is achieved, in which event the corresponding Cumulative Index Vesting Installment shall vest as to seventy-five percent (75%) of the Performance Shares subject thereto and the remaining twenty-five percent (25%) of such Cumulative Index Vesting Installment shall be forfeited; or (iv) the Fourth Cumulative Index Target is achieved, in which event the corresponding Cumulative Index Vesting Installment shall vest as to one hundred percent (100%) of the Performance Shares subject thereto.

The Cumulative Index Vesting Installment for any Fiscal Year shall not vest and shall be forfeited if none of the Cumulative Index Targets is achieved for such Fiscal Year.

4.4 The Committee, in its sole and absolute discretion, shall determine when, whether, and if so, the extent to which, the vesting conditions set forth in Sections 4.1, 4.2 and 4.3 have been satisfied. Such determination, which shall be final and binding on all parties, shall be certified in writing as soon as administratively practicable following the last day of each Fiscal Year.

4.5 If, at any time, the Employee voluntarily leaves employment with the Company other than for Good Reason or is terminated by the Company for Cause, the Employee shall forfeit the entirety of the then unvested Performance Shares otherwise payable hereunder.

4.6 Notwithstanding the foregoing, but subject to the achievement of the Base Bonus Target, Target Bonus Target or Stretch Bonus Target, as set forth above, if the Employee’s employment by the Company is terminated by the Company without Cause, or terminated by the Employee for Good Reason, or terminated due to death or Disability of the Employee, then, for the Fiscal Year in which such termination occurs, a portion of the Employment Vesting Installment for such Fiscal Year shall be deemed vested as of the date of termination, such portion to be equal to the Employment Vesting Installment for such Fiscal Year, multiplied by a fraction, the numerator of which is the number of days in such Fiscal Year in which the Employee is employed by the Company and the denominator of which is 366.

5. Payment of Performance Shares. Payment of the Performance Shares shall be made by book-entry or, if the Employee so directs the Company not later than 10 days prior to the issuance thereof,

by the issuance of one or more certificates, less all applicable withholdings, within 120 days after the last day of the applicable Fiscal Year. The Employee acknowledges and agrees that the Company has the right to deduct from payments of any kind otherwise due to the Employee any federal, state or local taxes of any kind required by law to be withheld with respect to the grant or vesting, as applicable, of the Performance Shares.

6. No Rights as Shareholder. The Employee shall have no rights to any of the Performance Shares issuable hereunder unless and until all vesting and other conditions set forth herein have been fully satisfied, as determined by the Committee in its good faith judgment. Until the Performance Shares are vested, neither the Performance Shares nor any of the rights relating thereto may be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by the Employee. Any attempt to assign, alienate, pledge, attach, sell or otherwise transfer or encumber the Performance Shares or any of the rights related thereto prior to the vesting of such Performance Shares shall be wholly ineffective and shall not be recognized by the Company for any purpose, except that any Performance Shares which, pursuant to the terms hereof, vest following the death or Disability of the Employee may be paid to the Employee’s heirs, estate, agents, beneficiaries or assigns.

7. Provisions of Plan. Except as provided herein, the provisions of this Agreement shall be subject to the provisions of the Plan, which are hereby incorporated herein by reference and made part hereof. The Employee acknowledges and agrees that he or she has been provided with and has read the Plan and understands the provisions thereof. In the event of any conflict between the terms of the Plan and the terms of this Agreement, the terms of the Plan shall take precedence, other than for such provisions of the Plan which, by their terms, are subject to the provisions of an Award Certificate.

8. No ERISA Plan. Neither this Agreement nor the award of the Performance-Shares hereunder shall be construed by any party as being subject to any provisions of ERISA, and shall not be so subject. Without in any way limiting the generality of the foregoing, the Performance Shares awarded hereunder shall constitute a mere unfunded promise to pay by the Company and a bonus program within the meaning of Department of Labor Regulation Section 2510.3-2(c) promulgated under ERISA.

9. Notices. Any notice required to be delivered to the Company under this Agreement shall be in writing and addressed to the Secretary of the Company at the Company’s principal corporate offices. Any notice required to be delivered to the Employee under this Agreement shall be in writing and addressed to the Employee at the Employee’s address as shown in the records of the Company. Either party may designate another address in writing (or by such other method approved by the Company) from time to time.

10. Change in Control. Notwithstanding anything contained herein, all unvested Performance Shares shall accelerate and immediately vest upon the occurrence of a Change in Control, such acceleration and vesting to be deemed to have occurred at such time as may be necessary or required in order for the Employee to be deemed the lawful owner and holder of record as of the effective date and time of the Change in Control. For purposes of this paragraph, the term “unvested Performance Shares” shall mean, (i) as of any date of determination following the last day of Fiscal Year 2016, the maximum number of Performance Shares then payable hereunder or subject to vesting hereunder, as determined under Section 2 above, assuming that all conditions to issuance and vesting hereunder have been satisfied and (ii) as of any date of determination prior to or as of the last day of Fiscal Year 2016, the maximum number of Performance Shares then payable hereunder or subject to vesting hereunder, as determined under Section 2 above, assuming that the minimum Target Bonus Target has been achieved and all conditions to issuance and vesting hereunder have been satisfied.

11. Parachute Payments and Parachute Awards. If the Employee is a “disqualified individual,” as defined in paragraph (c) of Code Section 280G, then, notwithstanding any other provision of this Agreement or of any other agreement, contract, or understanding heretofore entered into by the Employee and the Company (an “Other Agreement”), except an agreement, contract, or understanding that expressly addresses Code Section 280G or Code Section 4999 (a “280G Agreement”), and notwithstanding any formal or informal plan or other arrangement for the direct or indirect provision of compensation to the Employee (or an employee group of which the Employee is a member), whether or not such compensation is deferred, is in cash, or is in the form of a benefit to or for the Employee (a “Benefit Arrangement”), any right the Employee has in respect of payment under this Agreement, any Other Agreement or any Benefit Arrangement will be reduced or eliminated: (a) to the extent that such right to payment, taking into account all other rights, payments, or benefits to or for the Employee under all Other Agreements and all Benefit Arrangements, would cause the payment to Employee under this Agreement to be considered a “parachute payment” within the meaning of paragraph (b)(2) of Code Section 280G as then in effect (a “Parachute Payment”); and (b) if, as a result of receiving such Parachute Payment, the aggregate after-tax amounts the Employee is entitled to receive from the Company under all Other Agreements and all Benefit Arrangements would be less than the maximum after-tax amount that could be received by the Employee without causing any such payment or benefit to be considered a Parachute Payment. The Company will accomplish such reduction in a manner to be mutually agreed with, and most beneficial for, the Employee. The foregoing shall not be interpreted so as to restrict, reduce, amend or modify any of the existing terms and provisions of any 280G Agreement to which the Employee and the Company may be a party, and any payment hereunder shall be entitled to the benefits thereof.

12. Severability. If any provision of this Agreement is determined by a court of competent jurisdiction to be unenforceable, such determination shall not affect the remaining provisions of this Agreement, which shall be enforced to the maximum extent permitted under applicable law.

13. Modification. Subject to the provisions of the Plan, this Agreement may be modified only in writing pursuant to an agreement by and between the Company and the Employee.

14. Headings. The headings contained herein are for convenience of reference only and shall not be construed by any party as having any substantive significance.

15. Clawback. Notwithstanding any other provisions in this Agreement, this Award is subject to recovery under any current or future law, government regulation or stock exchange listing requirement, and is subject to such deductions and clawback as may be required to be made pursuant to such law, government regulation or stock exchange listing requirement (or any policy adopted by the Company at any time pursuant to any such law, government regulation or stock exchange listing requirement).

16. Section 409A of the Code. It is intended that all payments under this Agreement qualify as short-term deferrals exempt from the requirements of Section 409A of the Code. In the event that any payment hereunder does not qualify for treatment as an exempt short-term deferral, it is intended that such payment shall be paid in a manner that satisfies the requirements of Section 409A of the Code. This Agreement shall be interpreted and construed accordingly.

17. Execution and Counterparts. This Agreement shall be deemed executed and delivered by the parties upon the execution of the individual Award Certificate issued to the Employee in connection herewith, which Award Certificate shall be executed by an authorized officer of the Company and may be executed in any number of counterparts, each of which shall be deemed an original, and shall be effective when a counterpart thereof has been received from both parties.